Exhibit No. 10.12.1  Telecommunications Services Agreement between Registrant and Crossing Development Corporation (Legends).

   Certain information in this exhibit has been omitted pursuant to Rule 406 of the Securities Act. Omitted information is designated by "*".

                          FIRSTLINK COMMUNICATIONS, INC.

                                        AND

              CROSSINGS DEVELOPMENT CORPORATION, ON BEHALF OF LEGENDS

                              CONDOMINIUM ASSOCIATION

                                    CORPORATION

                       TELECOMMUNICATIONS SERVICES AGREEMENT


This agreement ("Agreement") is entered into as of September 25, 1997, by and between FirstLink Communications, Inc., an Oregon corporation ("FirstLink"), and the Crossings Development Corporation, a Washington corporation ("Owner"), on behalf of Legends Condominium Association.

     1. PROPERTY. Owner owns the multi-family residential complex commonly known as Legends, located at 1 132 SW 19th, Portland, Oregon 97205 which consists of 80 living units (the "Property").

     2.   GRANT OF RIGHTS.


     (a) Owner grants FirstLink the sole and exclusive right, except as provided in the last sentence of clause (b) below, to operate and maintain the System on, off and through the Property and the sole and exclusive right to provide Telecommunication Services to residents of the Property. "System" shall mean all electronic devices, cable, wire, hardware, software and other material used to transmit and receive two-way voice and data communications, telephone service ("Telephone Service"), multi-channel TV, video on demand, audio on demand, voice mail, data services and other means of two-way communication distribution, whether now existing or hereafter developed (collectively "Telecommunication Services") as between the Property and the local and/or long distance telephone networks or other outside distributor of these and other services.

It is anticipated that Telephone Services will include local and long distance calling, multi-channel television, voice mail and calling features such as conference calling, call waiting and call forwarding. Additional services will be added from time to time, as available and as warranted by
resident demand.   Such additional Telecommunication Services may include:
video conferencing, on-line computer services, electronic mail, wireless services (such as cellular telephone) and other types of services. There can be no assurance that any or all of the above additional services will be made available. Their availability is dependent upon many variables and factors beyond FirstLink's control. Such factors include, but are not limited to, technical feasibility, economic, regulatory and market considerations.

     (b) Owner agrees that it will not grant access to the Property to any person or entity, other than FirstLink, for the purpose of operating or maintaining the System, or permit the installation, maintenance or operation at the Property of any other equipment, wire, cable, or material by any person or entity that similarly provides Telecommunication Services. So long as it is a requirement of law that a local telephone company also serve the Property, this exclusivity provision shall not deny such local telephone company the right to serve residents of the Property.

     3. SYSTEM EXPENSES. Other than as set forth herein, Owner shall bear all expenses to install, operate, maintain and repair the telephone switching equipment included in the System. Owner shall pay to FirstLink a quarterly maintenance fee of $1 200 , due on the fifteenth day of the first month of each calendar quarter, for FirstLink's day4o~ay maintenance of the system. The quarterly amount due will be deducted from commissions due Owner under section 7 below. If commissions due Owner in any quarter are less than $1200, then Owner will remit the remaining amount due to FirstLink. The quarterly maintenance fee will be $900 in any quarter in which FirstLink telephone subscri6ers exceed 60 units. All equipment and materials expense shall be the responsibility of the owner. Owner shall, at Owner's expense and cost, provide electrical power to the System and shall pay for any damage to the System caused by Owner or Owner's agent(s) or employees. FirstLink shall pay for any damage to the System caused by FirstLink or FirstLink's agent(s) or employees. Upon mutual agreement of FirstLink and Owner, such agreement not to be unreasonably withheld by either party, FirstLink and its authorized personnel shall have access to the Property for any reasonable purposes related to this Agreement.

     4.   TERM. The term of this Agreement shall be   *    from the date
hereof. The original term will automatically be renewed for up to     *
additional periods of - years each unless either party otherwise notifies the other in writing at least 180 days prior to the end of the original term or any renewal term.

     5. OWNERSHIP AND CHARACTER OF THE SYSTEM. Except as otherwise stated herein, the System, including any alterations and attachments, shall at all times remain the sole Property of Owner.

     6.   SERVICE TO RESIDENTS.   FirstLink shall provide Telephone Service
and other Telecommunication Services offered through the System to each resident requesting them. FirstLink's obligation to provide or continue Telecommunication Services shall be contingent on the resident paying service charges and meeting other reasonable requirements as are established by FirstLink from time to time. If a resident fails to pay service charges or meet other requirements, FirstLink will notify Owner before sending disconnect notice so that Owner may intervene and pay the required service charge or meet the other requirements on behalf of the resident. Such notice will be given owner only if resident has given prior authorization to FirstLink to do so. Disconnect notices are sent no earlier than 45 days after bills are rendered. Residents electing to receive Telecommunication Services offered by FirstLink shall do so through the execution and delivery to Owner or FirstLink of a Resident Services Agreement in the form provided (see Attachment A), from time to time, from FirstLink to Owner. Owner shall promptly provide such executed documents to FirstLink and may retain a copy for Owner's use. FirstLink will provide Owner monthly a copy of FirstLink's Resident Document (ResDoc) for the Property. Residents requesting Telecommunication Services shall be charged and billed individually for connection to the System. Billing rates, promotional programs and services offered to residents by FirstLink shall be competitive and consistent with those rates and rate structures offered by FirstLink to other FirstLink customers in the Greater Metropolitan Portland Area (see Attachment B). FirstLink shall be solely responsible for invoicing, collections and bad debts related to provision of Telecommunication Service to residents.

     7     COMMISSIONS.  Owner shall be entitled to Commissions equal to * of all gross revenues actually collected for basic local telephone services. All commission payments hereunder will be paid quarterly in arrears net of FirstLink's quarterly maintenance fee (Section 3, above).

     8.   ADDITIONAL OBLIGATIONS OF FIRSTLINK. FirstLink shall:


     (a) Make a customer service representative available to receive service requests or inquiries from Owner or residents and insure that it responds to service requests within four (4) hours of receipt. Routine maintenance services shall be performed by FirstLink during its normal working hours. A technician shall arrive at the Property to commence maintenance services promptly after request by a customer of such services, provided however, where such request are made on, or on a day preceding a Saturday, Sunday or holiday, FirstLink's system technician shall arrive at the Property to commence maintenance services on the next normal working day.

     (b) Provide Owner with marketing materials, sales support and sales training to enable Owner and Owner's employees to market Telecommunications Services En accordance with Section 9(b);

     (c) Provide training to Owner's staff to enable staff to perform the duties specified in Section 9(b);

     (d) Comply with all applicable regulatory requirements relating to the provision of the Telecommunication Services provided by FirstLink as may be in effect from time to time;

     (e)  Maintain the System in good order, condition and repair.

     9.   ADDITIONAL OBLIGATIONS OF OWNER. Owner shall:


     (a) Make the System available to FirstLink during the term of this Agreement on a twenty-four hour, seven day a week basis. Owner's employees and agents shall not disturb the System;

     (b) Use reasonable efforts to have its staff, agents and representatives present and explain the use of the Telecommunications Services to residents and prospective residents as part of the amenities
provided by Owner at the Property.   Owner's staff will present the
telecommunications service agreement and related information to prospective residents. It is envisioned that this process will require a minimal amount of time on behalf of Owner's staff. If residents have additional questions or require additional information, they will be referred to FirstLink staff who will be responsible for responding to customer inquiries.

     (c) Promptly provide to FirstLink requested specifications on the Property, such as wiring schematics and/or building diagrams, a current list of residents, addresses and their telephone numbers and other specific information regarding resident transactions, such as move-ins, move-outs, transfers, intents to vacate, and the entering into or termination of purchase agreements and other information necessary to market and operate the System and provide the Telecommunications services according to this Agreement or to comply with governmental or

Utility Commission rules as may be determined by FirstLink; promptly provide to FirstLink all manuals and equipment information relating to the Cortelco switch and any other equipment used in the System.

     (d) Cooperate with FirstLink in obtaining permits, consents, licenses and any other requirements which may be necessary for FirstLink to operate the System and furnish the Telecommunications Services.

     (e) Provide reasonable access agents to enable FirstLink to perform the Agreement including access for the purpose to the Property to FirstLink and its employees and activities contemplated by or necessary under this of soliciting customers.

     (f) Owner shall retain and bear the expenses related to retention of the existing trunk facilities between the System and MCI and shall install and bear the costs of installation and operation of one additional trunks
between the System and FirstLink's switching facility.   Upon removal of the
MCI trunk, an additional trunk between the System and FirstLink's switching facility may be substituted at owner's expense.

     10. INSURANCE. FirstLink shall carry and maintain liability insurance of $1,000,000 naming Owner and Owner's agent as additional insured covering personal injury and Property damage that may be caused to person(s), the Property or its contents, by the System or FirstLink's employees or agents. Owner and FirstLink each waive any right of recovery against each other for any claims that may be brought for any loss that is covered by insurance upon or relating to the Property or the System to the extent of the actual proceeds received by waiving party. Owner shall carry and maintain general liability insurance related to the Property.

     11.  TERMINATION OF THE AGREEMENT.


     (a) This Agreement may be terminated at any time by mutual agreement of the parties.

     (b) Any termination of this Agreement shall be effective as of the date of termination, but FirstLink shall continue to provide Telecommunications Services until the earlier of (i) all FirstLink customers at the Property are provided Telephone Service from another source or (ii) thirty (30) days from the date of such termination. The provisions of this agreement necessary for such continued services shall remain effective.

     (c) Upon termination of this Agreement for any reason, FirstLink, or any designee of FirstLink, including without limitation, any party providing financing to FirstLink, shall have the right, after providing Owner with written notice of at least sixty (60) days, without further demand, to enter upon the Property and to dismantle and remove or render inoperative any and all equipment or other Property purchased or owned by FirstLink.

      12. ASSIGNMENT OF THE AGREEMENT. This Agreement and the rights hereunder may be assigned by FirstLink to any majority-owned subsidiary of FirstLink or to an affiliate or party acquiring all or substantially all of the assets of FirstLink upon prior written consent of Owner. Such consent shall not be unreasonably withheld. Alternatively, the Agreement may be assigned by FirstLink to any FirstLink subsidiary so long as FirstLink agrees in writing that it shall remain liable for all obligations arising under this Agreement. FirstLink may also assign this Agreement to any party providing financing to FirstLink; provided that such assignment shall not relieve FirstLink from its obligations hereunder. In connection with a sale or disposition of the Property, Owner shall request FirstLink's written consent to assign this Agreement and shall require any subsequent owner of the Property to assume this Agreement and the rights and obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the respective parties to this Agreement.

      13. OWNER WARRANTIES: INFORMATION. Owner warrants that (i) it has full power and authority to grant to FirstLink the exclusive rights set forth in this Agreement, (ii) that no party holds any rights or interests with respect to the Property that conflict with any rights or interests that Owner grants to FirstLink under this Agreement; (iii) that the Property is not presently part of bankruptcy proceeding, foreclosure action, or deed in lieu of foreclosure transaction; (iv) Owner is not in default of any mortgages or other encumbrances on the Property; (v) no purchase contracts presently exist as to the Property; and (vi) it has entered into an agreement with the Legends Condominium Association that upon 75% percent of the units at the Property being sold ownership of the System will transfer to the Association and this Agreement will continue to be binding on the Association after such transfer.

      14. FIRSTLINK WARRANTY. FirstLink warrants that it will comply with all laws and licensing requirements concerning the installation and operation of the System. Except as expressly stated in this Agreement, FirstLink makes no express representations or warranties regarding the provision of Telecommunications Services, however, implied warranty of merchantability or fitness for a particular purpose is not waived.

      15. INDEPENDENT CONTRACTOR. FirstLink shall be and is an independent contractor and Owner shall not control or direct the details and means by which FirstLink performs its duties under this Agreement. This Agreement shall not create the relationship of employer and employee, a partnership or a joint venture.

      16. EMERGENCY CALLS. FirstLink will use its reasonable best efforts to pass all "911" emergency calls, in a manner which identifies the unit number from which the call originates, through the System to authorities but makes no warranty or guaranty of any nature as to the promptness or adequacy of any response to any such emergency call. FirstLink assumes no responsibility whatsoever for any actions with respect to emergency calls other than to use its reasonable best efforts to pass such traffic to authorities through the System. In the event that the System has been adversely affected by any situation described in Section 20, FirstLink shall have no liability whatsoever for failure to pass on emergency telephone traffic.

      17. INDEMNIFICATION. Subject to the provisions set forth in Section 18 below, FirstLink and Owner hereby agree to indemnify, defend and hold each other (and each other's officers, directors, owners, employees, and agents) harmless from and against all claims, losses and liabilities in any way relating to, growing out of, or resulting from a material breach of each of their respective obligations under this Agreement.

In addition, FirstLink agrees to indemnify, defend and hold harmless Owner and Owner's partners, employees and agents from and against all damages, losses, liabilities, costs, and expenses (including reasonable attorneys' fees) resulting from claims made or causes of action asserted by third parties (including, without limitation, residents of the Property) arising out of or relating to (i) the performance by FirstLink (or its employees or agents) of its obligations under this Agreement, (ii) the provision of Telecommunications Services or (iii) compliance of FirstLink with applicable laws and regulations, except to the extent such matters are attributable to the gross negligence or willful misconduct of Owner.

      18. LIMITATION OF REMEDIES. Notwithstanding any other provision of this agreement but without limiting the mutual indemnification in Section 17, neither FirstLink nor Owner shall be liable to any third party for any incidental or consequential damages, including but not limited to lost profits, of any nature whatsoever or for the condition or repair of any telephone instrument or any Property to which the System is attached.

      19. ARBITRATION OF DISPUTES. Any controversy, dispute, or claim of whatever nature arising out of, in connection with or in relation to the interpretation, performance or breach of this Agreement, including any claim based on contract, tort or statute, shall be resolved at the request of any party to this Agreement, by final and binding arbitration before a single arbitrator conducted at a location determined by the arbitrator in Portland, Oregon, administered by and in accordance with the then existing rules of practice and procedure established by the Arbitration Chapter of the Uniform Trial Court Rules as then in effect in the State of Oregon, and judgment upon any award rendered by the arbitrator may be entered by any state or federal court having jurisdiction thereof. The arbitrator shall award attorney's fees and costs of the arbitration procedure to the prevailing party. Both parties acknowledge that they are giving up their right to have any such claim decided in a court of law before a judge or jury, and hereby waive all rights to appeal.

      20. FORCE MAJEURE. If the performance of any of the obligations under this Agreement is interfered with by any reason or any circumstances beyond the reasonable control of the parties, including, but not limited to, fire, earthquake, storm, volcanic eruption, explosion, power failure or power surge, technological obsolescence, acts of God, war, revolution, civil commotion, or requirement of any government or legal body or any representative of any such government or legal body, labor unrest, including but not limited to, strikes, slowdowns, picketing or boycotts, then the parties shall be excused from performance on a day-by-day basis to the extent of such interference.

      21. MISCELLANEOUS.

      (a) ENTIRE AGREEMENT. This Agreement contains the entire Agreement between the parties and may not be modified, amended or changed except by written instrument signed by duly authorized officers of both parties.

      (b) WAIVER. The failure by either party at any time to require performance by the other party or to claim a breach of any provision of this Agreement shall not be construed as affecting any subsequent breach or the right to require performance or to claim a breach with respect thereto.

      (c) GOVERNING LAW. The rights and obligations of the parties and all interpretations and performances of this Agreement shall be governed in all respects by the laws of the State of Oregon.

      (d) NOTICES. Any notice to be given by either party to the other shall be in writing and either personally delivered or sent by certified mail, return receipt requested, to the addresses of the Owner and FirstLink provided below. Notices shall be deemed given when received or refused. Each party may change its address for notice to it by notice in accordance with the foregoing provisions.


FIRSTLINK:

FirstLink Communications, Inc.
255 SW Harrison, Suite 1A
Portland, Oregon 97201
Facsimile:     503-306-4333
Telephone:     503-306-4444
Attn:  A. Roger Pease, CEO


LEGENDS CONDOMINIUM ASSOCIATION:


Crossings Development Corporation on behalf of Legends Condominium Association

1132 SW 19th Avenue
Portland, Oregon 97205
Facsimile:     503-525-9302
Telephone:     503-205-6174
Attn:  Carol L. Hardie, Vice President





OWNER:

Crossings Development Corporation
1302 26th Avenue Northwest
Gig Harbor, Washington 98335
Facsimile:     253-851-2365
Telephone:     253-851-2381

Attn:  Gary Soule, Vice President Development Technology, or Rick Boehlke, CEO

      (e) VALIDITY. If any provision of this Agreement shall be held to be invalid or unenforceable, such provisions shall not affect in any respect the validity or enforceability of the remainder of this Agreement unless the invalidity materially affects the ability of either party to perform as contemplated hereunder.

      (f) ATTORNEYS' FEES AND COSTS. IF arbitration or other proceedings are brought to enforce or interpret this Agreement, the substantially prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in such action, arbitration or proceeding from the other party, in addition to any other relief to which such party may be entitled.

      (g) AUTHORITY. Each individual signing this Agreement on behalf of a corporation or partnership represents that he or she has the necessary authority to execute this Agreement on behalf of such entity and that, in the case of a corporation, all necessary corporate action has been taken approving the execution of this Agreement.

Any person or entity executing this Agreement as "Owner" hereby represents and warrants to FirstLink that it is fully authorized by Owner to execute this Agreement and to bind Owner to the terms and obligations set forth in this Agreement and the Owner is fully aware of the existence and contents of this Agreement. Owner and any person or entity executing this Agreement on Owner's behalf acknowledges that Owner shall be estopped from claiming that this Agreement was executed by a person or entity lacking actual authority to bind Owner.

      (h) FURTHER ASSURANCES. Upon the reasonable request of either party, the other party shall promptly and, at its own expense, execute and deliver any additional documents or take such actions, as may be reasonably necessary (subject to any other agreement binding on either party) for the purpose of evidencing or perfecting any rights or interest of either party ansing under this Agreement or arising under documents executed in accordance with this Agreement.

       THIS AGREEMENT HAS BEEN SIGNED AND DELIVERED AS OF THE ABOVE DATE.



FIRSTLINK COMMUNICATIONS, INC.


BY: /s/ A. Roger Pease
   ---------------------------
   A. Roger Pease
   Chief Executive Officer



LEGENDS CONDOMINIUM ASSOCIATION:


Crossings Development Corporation on behalf of Legends Condominium Association


BY: /s/ Carol L. Hardie
   ---------------------------
   Carol L. Hardie
   Vice President



OWNER:


Crossings Development Corporation


BY: /s/ Gary D. [ILLEGIBLE]
   ---------------------------
   Vice President Development
   ---------------------------
   & Technology
   ---------------------------

                                                                  ATTACHMENT A

FIRSTLINK

                        RESIDENT SERVICE AGREEMENT: LEGENDS


    I WANT TO BE CONNECTED. LET'S CRUNCH MY PHONE AND CABLE RATES DOWN TO SIZE!


/ /  LOCAL AND LONG DISTANCE PHONE PROVIDED BY FIRSTLINK

/ /  EXPANDED BASIC CABLE TELEVISION (54 CHANNELS)

/ /  PREMIUM CHANNELS: HBO / SHOWTIME / THE DISNEY CHANNEL / THE MOVIE CHANNEL

/ /  I AM INTERESTED IN A FIRSTLINK CALLING CARD


     MY MONTHLY RATE WILL BE:
---------------------------------------------
TELEPHONE AND BASIC CABLE     ($-) $
                                   ----------
TELEPHONE ONLY                ($-) $
                                   ----------
CABLE TELEVISION ONLY         ($-) $
                                   ----------
OTHER                              $
                                   ----------
TOTAL                              $
                                   ----------
                                   ----------

-    *ALL TAXES AND FEES INCLUDED


MY NEW TELEPHONE NUMBER WILL BE:             .
                                -------------

TELEPHONE NUMBER WE CAN CONTACT YOU AT PRIOR TO SERVICE ACTIVATION:            .
                                                                   ------------

PLEASE ACTIVATE MY FIRSTLINK SERVICES ON                     AT THE ADDRESS
                                         -------------------
BELOW.

1132 SW 19TH   APT. ______
PORTLAND, OR 97205

------------------------------------------------------------------------------


SIGNATURE                           DATE
         ---------------------          -----------------------

PRINT NAME                          SOCIAL SECURITY #
          -----------------------                    ----------

ACCOUNT REPRESENTATIVE              DATE
                      -----------       -----------------------

------------------------------------------------------------------------------

THE ABOVE SIGNATURE VERIFIES THAT I HAVE READ, UNDERSTOOD AND AGREE WITH THE TERMS AND CONDITIONS FOR THE SERVICE CONTAINED ON BOTH SIDES OF THIS AGREEMENT.

                                                                  ATTACHMENT B

FIRSTLINK

                                      LEGENDS
     WE'RE CRUNCHING YOUR CABLE AND PHONE RATES DOWN TO SIZE!!!


                                                     ----------------------------
                                                               RATES
                                                     ----------------------------
                                                                     TCI/US WEST/     YOUR
         SELECTED SERVICE PACKAGES                   FIRSTLINK           AT&T        SAVINGS
----------------------------------------------       ---------       ------------    -------
- TCI Expanded Basic Cable Television Only            $27.00            $28.93          7%
  - With Cable/Phone Combination                      $24.00                           17%

- Residence Telephone Line and EAS*                   $21.00            $21.24          1%
  - With Cable/Phone Combination                      $19.00                           11%

- Cable TV + Phone Package                            $43.00            $50.17         14%

- Call Waiting                                         $3.65             $3.85          5%

- Call Forwarding                                      $2.40             $2.50          4%

- Three-Way Calling                                    $2.40             $2.50          4%

- Voicemail                                            $6.60             $6.95          5%


------------------------------------------------------------------------------


LONG DISTANCE
PROGRAMS:                                             TELEPHONE       TELEPHONE AND
                               RATE                     ONLY             CABLE
                      -------------------               ----       -------------------
                                                      5% LOCAL                15%
                      DISCOUNT OFF   FLAT   MONTHLY   TELEPHONE    5%         PACKAGE    MINIMUM
PROGRAM               AT&T           RATE   FEE       DISCOUNT     DISCOUNT   DISCOUNT   USAGE
-------               ------------   ----   -------   ---------    --------   --------   -------
PLAN 1                     X                none          X                      X       none
Volume Discount

PLAN 2                               $.15   none          X                      X       none
$.15 Flat

PLAN 3                               $.10   $4.95         X            X                 none
$.10 Flat

PLAN 4                               $.09   $4.95         X                      X       $200.00(1)
$.09 Flat


(1) $.15 per minute in which domestic (continental U.S.) long distance usage is less than $200; month-to-month carryovers are not allowed.